UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

PERK INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-189540	46-2622704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Eglinton Avenue West Suite 205 Toronto, Ontario Canada	M9C 5K6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 647-966-5156

2470 East 16th Street, Brooklyn, NY 11235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2015, Perk International, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Tech 9 Inc., a privately held company incorporated under the laws of the Province of Ontario (“Tech 9”), and the shareholders of Tech 9. As a result of the transaction (the “Exchange”), Tech 9 became a wholly-owned subsidiary of the Company. In accordance with the terms of the Exchange Agreement, at the closing an aggregate of 70,000,000 shares of the Company’s common stock were issued to the holders of Tech 9’s common stock in exchange for their shares of Tech 9. Each of the Company, Tech 9 and the shareholders of Tech 9 provided customary representations and warranties, pre-closing covenants and closing conditions in the Exchange Agreement.

Immediately subsequent to the Exchange, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with our prior officers and directors, Messrs. Andrew Gaudet and Leon Golden. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with our daily deals/coupons business to Messrs. Gaudet and Golden. In exchange, Messrs. Gaudet and Golden agreed to cancel their collective 45,000,000 shares in our company and to assume and cancel all liabilities relating to our former business.

As a result of the Agreement, we are no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, as set forth below, we are in the business of deploying, installing and managing “DOOH” (digital out of home) networks that are designed for retail healthcare, automotive, institutional, financial and high traffic C-stores (convenience stores) newsstands and retail locations. The term “DOOH” (digital out of home) represents any TV or digital billboard situated outside the home for the purpose of streaming live or static content, advertising messages or sponsored information. These TV’s or billboards are found in washrooms, gas stations, retail, restaurants, theatres, taxis and a host of other high traffic locations.

The foregoing description of the Exchange Agreement and Conveyance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement and Conveyance Agreement, which are filed as Exhibits 2.1 and 2.2 to this Current Report and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company completed the acquisition of Tech 9 pursuant to the Exchange Agreement, under the terms of which, the shareholders of Tech 9 received 70,000,000 shares of the Company’s common stock in exchange for 100% of the outstanding capital stock of Tech 9.

Pre-Exchange stockholders of Tech 9 will be required to exchange their existing stock certificates for the Company’s certificates. The Company’s common stock is currently quoted on the OTCPink operated by OTC Markets Group, Inc. under the symbol PRKI.

The Exchange and its related transactions were approved by the holders of a requisite number of shares of Tech 9’s common stock.

The Exchange is being accounted for as a reverse acquisition and recapitalization. Tech 9 is the acquirer for accounting purposes and the Company is the issuer. Accordingly, Tech 9’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Exchange. The accumulated deficit of Tech 9 is carried forward after the acquisition. Operations prior to the Exchange are those of Tech 9. Earnings per share for the period prior to the Exchange are restated to reflect the equivalent number of shares outstanding.

Upon the closing of the Exchange, Mr. Golden resigned as an officer and director of the Company and Mr. Gaudet resigned as President, CEO and a director of the Company, but was appointed as Vice President. Robert J. Oswald was appointed as Chief Executive Officer and President, Louis Isabella was appointed Chief Financial Officer, Secretary and Treasurer, and Matthew J. O’Brien was appointed as Chief Technology Officer. Simultaneous with the closing, Messrs. Oswald and O’Brien were appointed as members of our board of directors.

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There were 75,133,132 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Exchange. Immediately following the Exchange, the Company’s majority shareholders cancelled their collective 45,000,000 shares. Following these transactions, there were 100,133,132 shares outstanding, including:

Shares:	Held By:
70,000,000	Tech 9 Shareholders
30,133,132	Existing Company Shareholders

Prior to the Exchange, there were no material relationships between the Company and Tech 9, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

The shares issued in the Exchange were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The Company intends to carry on the business of Tech 9, as its primary line of business. The Company has relocated its principal executive offices to 5401 Eglinton Avenue West, Suite 205 Toronto, Ontario M9C 5K6 and its telephone number is 647-966-5156.

Unless the context otherwise requires, hereafter in this Current Report the terms “Tech 9,” “the Company,” “we”, “us” or “our” refer to Perk International, Inc., after giving effect to the Exchange.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	Our ability to attract and retain management and field personnel with experience in our industry;

●	Our ability to raise capital when needed and on acceptable terms and conditions;

●	The intensity of competition; and

●	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

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Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

Our Business

Perk International Inc. was incorporated in the State of Nevada on April 10, 2013. Our original business plan was to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.usellisave.com.

In May of 2014, management of Tech 9 approached management of the company with a lucrative business opportunity to acquire a business with existing revenues. Upon receiving this information, our board of directors analyzed our options with the overall aim to maximize shareholder potential. The options analyzed, among other things incident to a corporate decision of this magnitude, included combining the new business opportunity with our existing business plan.

The board reflected on the current status of our daily deals/coupons business. The problem that we ran into was that the daily deal market was already saturated in the Toronto market let alone throughout Canada and the US. We were not able to find a significant number of daily deals to offer because the Toronto based businesses we were soliciting were already providing daily deals on other sites. The other problem was the companies that had offered daily deals were no longer doing so because the margins after the deal discount and fee to the daily deal sites were too great and made it unprofitable.

To entice companies to participate in our daily deals site, we offered companies the first 30 days on the site free of charge, but this strategy failed as well because we could not attract enough traffic to our deal site. We had planned to generate traffic to our site by advertising on local radio in Toronto and bill board ads. However, we were not able to raise enough capital to fund the ad campaign.

While we were taking active steps to develop the daily deals/coupon business into a revenue-generating business, the board determined that we were both inferior in size and scope to the operations of Tech 9, and lacking financing needed to implement our current business plan. We did not have sufficient cash to operate our business, despite the money we received in our registered offering, largely as a result of the professional fees associated with remaining current in our reporting obligations. We showed $23 in cash as of May 31, 2014 and had no cash as of February 28, 2015. Despite the attempts made to locate financing, we were not only unable to pay the necessary expenses associated to further implement our business plan, but was falling behind on bills with our attorneys and accountants. As a result of our poor financial condition along with the more robust financial condition of Tech 9, the board favored the acquisition.

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The board finally weighed the option of retaining our daily deals/coupon business to coexist with Tech 9’s DOOH business and ultimately determined that the businesses were not complementary. The businesses would need separate management and employees and could face the unwanted prospect of competing for limited financing in the financial markets. Because management of the company desired to pursue the daily deals/coupon business, the board decided it best to allow management to take the business private in exchange for a change of control that resulted in Tech 9’s management taking over the public company.

As a result of the Exchange, we acquired 100% of Tech 9 Inc., an Ontario, Canada corporation that deploys, installs and manages DOOH (“digital out of home”) networks that are designed for; healthcare, automotive, institutional, financial and high traffic retail locations. Tech 9 Inc. was incorporated on January 11, 2013 in Ontario, Canada under the Business Corporation Act and commenced operations immediately upon formation.

Using a DOOH network, we offer the location owner, retailer, sponsor or advertiser a proven method for distributing and displaying digital content to a targeted audience at a specific location and time. DOOH’s are different than traditional networks, such as television or radio. DOOH’s are comprised of flat screen monitors, kiosks, audio, digital media players, software, and other forms of digital media technology (“Digital Media”) that display content, such as information, advertisements and entertainment to a narrow audience at specific locations, aiming the content at specific segments of the public based on location, financial, demographic and psychographic attributes. By placing DOOH’s in visible high traffic locations, a large number of potential viewers will have the opportunity to see the content that is being displayed on the Digital Media. By placing an advertisement on Digital Media at one or many of these locations, an advertiser or sponsor can educate, entertain, engage and influence a viewer about their product or service during the time they are at or near the location.

In-location digital content has evolved from a future trend into the mainstream of today’s retail marketing. Many multi-location businesses - from convenience stores and quick service restaurants to retailers, department stores, banks and credit unions - are now realizing the benefits of a DOOH as an integral part of their in-location marketing and customer engagement strategy. We believe the business advantages of DOOH’s are clear. An in-location digital content strategy offers the potential to boost sales, build brand, and create a better customer experience. We believe that we have the systems integration expertise, highly qualified technical resources, and depth of experience in managed network services to deploy, install and manage DOOH’s.

Digital Media is a multi-purpose communications channel. Digital Media can speak to an “audience of many” in serving as an out-of-home Perk network, and also to a highly targeted audience (i.e. location, financial, demographic and psychographic attributes) in a highly relevant and personal manner. It can also speak to an “audience of one” at a point of information need or decision. Importantly, it can motivate a viewer to engage with someone in the store, download an app to their mobile phone, register, sign-up, purchase, donate, answer a survey, enter a contest, or a number of other engagement activities.

Our initial focus has been in the Canadian Medical and C-Store segments coupled with US Ophthalmology and Optometry clinics. Tech9 has proven each model with successful pilots in some of North America’s premier destinations. We believe the health care environment enjoys many of the benefits that this medium can deliver. The recent Economic Census reveals there are more than 1,619,454 healthcare establishments across the United States. According to estimates by Northern Sky Research (NSR), about 134,257 or 8.3 percent of these establishments are already equipped with some form of digital signage. Tech 9 plans to continue to expand its foot print throughout Southern Ontari medical clinics, Canadian C-Stores and US optical practices.

Our Industry

Ad-based DOOH’s: The Point of Purchase Advertising Institute’s (POPAI) POPAI’s 2012 Shopper Engagement Study stated that in-store purchase decision has now reached 76%. Marketers have a tremendous opportunity to reach consumers, build brand equity and stimulate consumption through effective shopper marketing. The Neilson Company reports that 54% of the 237 million monthly exposures to persons 18+ were displayed to male audiences, with 46% exposed to females. An estimated 50% of all the monthly exposures to adults were displayed to men and women in the key 18-34 demographic.

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In 2010, the overall industry grew more than 15 percent last year to $2.1 billion, according to Patrick Quinn, CEO and founder of PQ Media, a Connecticut-based research and consulting firm. Quinn said gas station television is one of the largest and fastest growing segments of that category, based in part on its verifiable audience. We hope to target the gas station industry with our DOOH network. With digital TVs in gas stations, nearly 52 million customers are getting snippets of weather, sports highlights, celebrity gossip and commercials with their gas each month, according to Nielsen. The weekly reach is actually larger than most of the prime-time network television shows. The largest company in the space is Gas Station TV with 27.5 million monthly viewers at more than 1,100 stations across the U.S., according to Nielsen. According to the Nielsen Intercept Studies, 89 percent of the consumers are engaged and watching TV at the gas station and 88 percent love watching every time they fuel because they have nothing else to do.

In February of 2012, the TV ratings service provider Arbitron released data counting all viewers who had watched the Super Bowl football championship earlier that month outside of their homes—e.g. at bars and restaurants. Across 44 media markets that were tracked with the company’s Portable People Meter (PPM) system, some 12 million people watched the game in these places. That equaled nearly 10 per cent of the 123 million adults who live in those markets, enough to lift the ‘in-home’ Super Bowl audience of 57.5 million people in those markets by 20.7 per cent.

When announcing those figures, Arbitron’s senior vice-president (SVP) of cross-platform sales and marketing, Carol Edwards, pointed out that while TV ratings have traditionally counted viewers at home, watching sports programming is often a group activity that specifically takes place outside of the home. Similarly, DOOH networks are drawing a huge, verifiable number of viewers everywhere from fitness clubs to gas stations, from airports to arenas. Nielsen, also well-known for measuring TV audiences, reported adults visiting 12 of these types of venues in the fourth quarter of 2010 were exposed to more than 500 million gross minutes per month of OOH (out of home) media.

We have developed our own sales and sponsorship strategy referred to as the “Digital Pages” as a “DOOH” (digital out of home) advertising solution, which allows the host location to up sell, educate, engage, entertain and influence their customers at the “point-of-care”, or “point –of sale” and other sponsors and or advertisers to reach their customers who are at the location deciding on what products and services they should choose (“Point of Purchase”). “The Digital Pages” sales model is loosely based on the Yellow Pages approach to national and hyper-local advertising by enabling static, animated or video to be stream on one or all of our screens.

Our Products

We provide an array of hardware and software solutions geared at the DOOH market. Our business model is based solely on the boutique location opportunities within the industry. We have established relationships with providers of hardware, software and installation services. We have developed several proprietary DOOH’s that have and will be deployed, installed and managed under the following banners, Vision News Now, Hearing News Now, Pharmacy News Now and Medical News Now. Tech 9 has an established medical clinic model in place along with opthamology and C-Stores (convenience store). All banners are white-label (branded by Tech9 Inc.) under various trade names ready for deployment in each boutique market. Tech 9 Inc. has a chosen the path of least resistance by white labeling existing software as a reseller from established developers. We are also recognized by several DOOH software manufactures and developers for deployment, ongoing management and installation services of their respective platforms. These include ScreenScape Networks, Eye In Media, Adflow Networks, Front Desk, Media Signage and a host of others throughout North America.

A typical DOOH is operated by a central management system for control of messaging and connectivity between the central control point and media players that drive media presentation on LCD panels. The displays are generally located in high traffic pedestrian areas, retail and waiting rooms in healthcare.

Digital media brings a stagnant waiting room or environment into the digital age with real-time news, syndicated shows weather and contextually relevant content.

We deliver a turnkey process using digital media as a tool to get closer to the client or patient while building a stronger lasting relationship. The model has been designed to create the opportunity to offer local advertising to local entities in the community who are interested in marketing their products and services to the audience watching the system.

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Our Revenue Model

The revenue model for each location is based on a 20 minute dwell or loop. In the healthcare setting, for instance, each clinic will be offered 15 percent or 3 minutes of the time allotted to promote their business, which may include by way of example, information about the staff, their bios, services and hours of operation.

The Tech9 platform delivers dynamic, current and contextually relevant content, customized for the clinic or pharmacy at zero cost or on a pre-set monthly subscription basis. The cost varies depending on whether the clinic opts for our silver, gold or platinum packages. The below table describes the services we offer for each package we offer.

	Silver	Gold	Platinum
Monitoring
27/7 remote systems monitoring	X	X	X
Failure/exception notifications sent via email	X	X	X
Management
Operating system patches, security updates and anti-virus	X	X	X
Regular preventative maintenance		X	X
Configuration documentation			X
Monthly overall systems “Health Check”			X
Management summary report	X	X	X
Support
Provide remote control capabilities (software and hardware*)		X	X
Remote service desk:
During business hours		X	X
Available 24/7			X
On-site support (Dispatch Only – additional $250 fee)		X	X
Incident summary report		X	X

* Hardware remote control only available with specific media players.

The balance representing 17 minutes will be divided into educational content, monthly health care initiatives and pure advertising. Tech9 offers advertisers the opportunity to deliver their message or promote their brand in front of an audience that is looking for some form of entertainment as they wait for their appointment. We believe a television screen will hold their attention better than outdated magazines. They become the ideal receptacle for an advertisement with this vehicle. The type of advertiser interested in this audience would be wide and broad – everything from pharmaceutical to nursing, assistive devices to the local physiotherapist.

Hyper-local advertisers, those professionals or service providers that support the clinic will advertise at a rate of $50.00 -$100.00 per screen, per month for a 15-30 second piece. The average monthly gross per screen will be in excess of $400.00 per month in year one expanding to $1,000.00 per month in year two and so on.

The flexibility of the Tech9 plan also allows local advertisers to choose one location or perhaps a particular area while national advertisers can choose multiple locations.

The rate card enables easy justification and access to all participants at a cost far below conventional mediums.

15 second	$50.00	per month per screen
30 second	$75.00	per month per screen
60 second	$100.00	per month per screen

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Tech9 works with the advertising partners to develop and cater messaging that is location specific. The objective of the advertising content is to support the clients business and in making individuals aware of products that they offer or support.

It is expected that the revenue required to offset the capital expenditure for this model will be driven by advertising and sponsorship sales at a significant return. We have no yet realized any advertising and sponsorship revenue to date.

Look and Feel

The strategically positioned flat screen monitor displays a main theatre panel, sidebar panel and scrolling information ticker.

The theatre panel displays video, flash, html 5, PowerPoint, YouTube, media RSS feeds, and a host of other formats, enabling us to show product videos, educational information and content specifically targeting the intended audience.

The sidebar panel features local news and weather, medical news or clinic specific content.

The ticker runs fresh RSS (Real Simple Syndication) from a variety of sources including CNN, CNBC, Fox, CBC, Google News or Screenfeed by providing up to the minute detail on current events.

Marketing, Sales and Distribution

We intend to launch “The Digital Pages” as an advertising solution for our DOOH locations as a proprietary Digital Media sales and advertising solution. Initially, we will target Confectionary, Medical, Ophthalmology, Boutique Healthcare, Automotive, C-Store (convenience store), Retail and Financial Institutions. We have existing relationships in all of these locations.

We support effective media planning and buying based on consumer profile data to ensure maximum effectiveness of the targeting needs of each advertising campaign. Advertising campaigns can be delivered across many or all locations of a DOOH, or targeted to reach a specific audience. Delivery is optimized within a targeted audience based on observed and expected response.

Our objective is to position our company as the leading provider of DOOH’s in this category.

To achieve that objective, our strategic position includes:

1.	Developing an industry-leading “Digital Pages” advertising and sponsorship format.

2.	Pursuing an aggressive growth strategy that will attract the attention of brand advertisers and agencies that want to reach national audiences.

3.	Building a strong network of venues and locations.

4.	Creating a North American presence through the provision of managed systems and hardware sales and remote management services.

Research and Development

We use third party hardware and software providers, enabling us to focus on content creation, system management and revenue generation. By eliminating significant overheads associated with development and manufacturing costs for both hardware and software our business model allows for focused deployment and management of DOOH’s.

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Competition

There are a multitude of competitors in the Digital Out-of Home (DOOH) market place. Many of these competitors have substantial assets, revenues and goodwill. We are developing a niche approach to the industry by aligning and partnering with third party software and hardware manufactures to support and develop locations for; C-stores, restaurant, healthcare, automotive and retail locations that require a third party to manage and deploy their DOOH. In this market, the major players are; Captivate Network, Cineplex Digital, Astral Media, Adflow, BroadSign and Scala.

Intellectual Property

We rely on third party providers for all software, hardware and technology. Our intellectual property is comprised of our knowledge and know-how.

Government Regulation

We do not require compliance with regulatory agencies in North America to provide the defined services or product offering delivered to end users or venues.

Employees

As of the date of this Current Report we had 4 employees/consultants.

PROPERTIES

Our headquarters are located at 5401 Eglinton Avenue West, Suite 205 Toronto, Ontario Canada M9C 5K6. Tech 9 Inc. rents space from AIM (Alain Isabella McLean) on a month to month basis.

LEGAL PROCEEDINGS

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

RISK FACTORS

Risks Related to the Business and Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have incurred cumulative net losses of $376,778 since inception to February 28, 2015. We have recurring losses and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of February 28, 2015, we had no cash. As such, there is substantial doubt about our ability to continue as a going concern. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

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We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have a very limited history of revenues from operations. Tech 9 began generating revenues shortly after its formation with $368,997 in revenues from inception (January 11, 2013) to May 31, 2013. The Company also generated revenues for the year ended May 31, 2014 and quarterly period ended February 28, 2015, but there can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a growing enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered in growing operating companies with a limited operating history. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	Offer products to attract customers;

●	Increase awareness of our brand and develop customer loyalty;

●	Respond to competitive market conditions;

●	Respond to changes within the industry and new Technologies;

●	Manage risks associated with intellectual property rights;

●	Maintain effective control of our costs and expenses; and

●	Attract, retain and motivate qualified personnel.

We may fail to successfully continue to develop, market and promote our products and services. Successfully developing, marketing and promoting products will be a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. Any factors that adversely impact the development, marketing and sales, including, but not limited to, competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will likely have a negative impact on our cash flow and operating results. The commercial success of our products also depends upon:

●	advertising, hardware, management and installation sales;

●	small business commerce;

●	the quality and acceptance of other competing brands and products;

●	creating effective distribution channels and brand awareness;

●	critical reviews;

●	the availability of alternatives;

●	general economic conditions; and

●	other tangible and intangible factors.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

Each of these factors is subject to change and cannot be predicted with certainty. We cannot assure you that we will be successful in developing or marketing any potential enhancements to our existing products. Our inability to successfully market our current products and/or successfully develop and market additional products, or any enhancements to our products which we may develop, would have a material adverse effect on our business and results of operations. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Our failure to raise additional capital will prevent us from reaching our strategic objectives.

We believe that we can operate at current levels without additional financing. However, in order to achieve our strategic objectives, we will need additional financing. We are therefore seeking additional funding between US$2 - $3 million to expand current DOOH networks and for immediate acquisitions. The proceeds, if obtained, will be utilized for capital equipment, acquisitions and maintaining overheads related to growth. The majority of proceeds will allocated towards TVs, Media Players and Turnkey Installations in pre-determined locations. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	continue to expand our product development, sales and/or marketing organizations;

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●	hire, train and retain employees; or

●	respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

We face competitors that will attempt to create, or are already creating, products that are similar to ours. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers or adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

●	our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;

●	our failure to market and distribute our products effectively;

●	our failure to create profitable business opportunities for our customers;

●	our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and

●	our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

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Our success depends on continuing to hire and retain qualified personnel, including our director and officers and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. In particular, the services of Robert J. Oswald, our Chief Executive Officer, and Matthew J. O’Brien our Chief Technology Officer are integral to the creation of our current and future products and the execution of our business strategy. Furthermore, Mr. Oswald and Mr. O’Brien are not subject to any non-competition or non-solicitation restrictions subsequent to the termination of their employment with us. Due to the specialized nature of our business, we are particularly dependent on our personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. Competition for qualified personnel in our business area is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

Our officers have no experience with Sarbanes Oxley, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience with Sarbanes Oxley. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

If we are unable to attract new customers, or if our existing customers do not purchase additional products, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products to our existing customers. If we are unable to sell our products to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our products to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

If we do not successfully maintain our brand in our existing markets or successfully market our brand in new markets, our revenues and earnings could be materially and adversely affected.

We are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by our competitors. Consumer perception of Digital place based networks (DOOH’s) products and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from such sources regarding the safety, quality or efficacy of DOOH’s, in general, and our products in particular, could harm our reputation and results of operations. The mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported.

We believe that developing, maintaining and enhancing our brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products to our customers. We cannot be assured that these efforts will be successful in marketing our brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

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We have not developed independent corporate governance.

We do not presently have independent directors or audit, compensation, or nominating committees. This lack of independence and independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our shareholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation.

Until we comply with such corporate governance measures to appoint a majority of independent directors and form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

We are dependent on third-party suppliers and manufacturers.

We rely on third parties to provide us with the hardware, software and installation for our products and to manufacture specific parts for our products. If our suppliers cannot provide us with the required hardware, software installation or parts in a timely fashion or a manufacturer is unable to produce sufficient quantities of a part for our products, our business and revenues will be adversely affected.

Our business is dependent on continually developing or acquiring new and advanced products and processes and our failure to do so may cause us to lose our competitiveness and may cause our profits to decline.

To remain competitive in our industry, we believe it is important to continually develop new and advanced products and processes. There is no assurance that our competitors’ new products and processes will not render our existing products obsolete or non-competitive. Our competitiveness in the marketplace relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our failure to evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the marketplace and may cause our profits to decline.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across is a key element of our marketing strategy. The Company intends to increase our customer base, expand our product offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential markets and opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human use, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Previously unknown adverse reactions resulting from human use could occur. The cost of defending against such claims can be substantially higher than the cost of settlement even when such claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

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Our products man be adversely affected by acts of vandalism, outages severe weather, natural disasters and other events beyond our control.

An event that results in the destruction or damage to our products could harm our ability to conduct normal business operations and our operating results. Our operational and financial performance is a direct reflection of consumer use of and the ability to operate and service the DOOH used in our business. Acts of vandalism, outages, severe weather, natural disasters and other events beyond our control can significantly reduce consumer use of our products and services as well as interrupt the ability of our employees and third-party providers to operate and service our equipment and machines. In some cases, acts of vandalism, outages, severe weather, natural disasters and other events beyond our control may result in extensive damage to, or destruction of, our infrastructure and equipment, including loss of machinery surrounding our Digital Media.

Our insurance coverage may be insufficient to cover our legal claims or other losses that we may incur in the future.

We maintain appropriate liability and workman’s compensation insurance as required by province or state, including property, general and product liability and other forms of insurance to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our research and development may be costly and/or untimely, and there are no assurances that our research and development will either be successful or completed within the anticipated timeframe, if ever at all.

The continued research and development of our products and their subsequent commercialization is important to our success. In addition, the development of new products requires significant research, development and testing efforts. We have limited resources to devote to and limited capabilities to conduct the continued development of new products. We currently have only 3 employees who are engaged in business development systems integration and network management. We may enter into agreements with third party vendors to engage in further development for us. However, the failure of the third-parties to perform under agreements entered into with us, or our failure to renew important contacts or agreements with a third party, may delay or curtail our business development efforts. The research and development of new products is costly and time consuming, and there are no assurances that our research and development will either be successful or completed within the anticipated time frame, if at all. Even if a new product is developed, there is no assurance that it will be commercialized or result in sales.

We use equipment, software, technology, and content in the operation of our business that we procure from our third-party providers, which may subject us to delays in the deployment of our products and services if we are forced to use other third-party suppliers.

We rely on third party providers for all software, hardware and technology. We are software agnostic and benefit from private labeling or white labeling software which has been developed and supported reputable resellers throughout North America. In the event that our current software selection becomes null and void, we are continually assessing new software and hardware for deployment in each sector we service. Our vendors and suppliers can be threatened with intellectual property litigation and/or subjected to the threat of disruption or blockage of sale, use, or importation of products, posing the risk of supply chain interruption to particular products and associated services exposing us to material adverse operational and financial impacts. Any loss of the right to use any software or hardware required for the development and maintenance of our services could result in delays in the provision of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially own a majority of our outstanding shares of common stock. As a result, our executive officer will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Risks Related to our Common Stock

Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

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Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

The exercise of outstanding warrants will result in dilution to our current shareholders.

The issuance of common stock upon the exercise of our outstanding warrants will result in dilution to the interests of stockholders, and may reduce the trading price of our common stock. As of February 28, 2015, there were outstanding warrants to purchase 29,796,669 shares of our common stock exercisable at $0.15 per share. Currently, there are outstanding warrants to purchase 29,742,669 shares of our common stock exercisable at $0.15 per share. Additional stock options and warrants to purchase common shares may be issued in the future. Exercises of these securities, or even the potential of their exercise, may have an adverse effect on the trading price of our common stock. The holders of stock options or warrants are likely to exercise them at times when the market price of the common stock exceeds the exercise price of the securities. Accordingly, the issuance of common stock upon exercise of the stock options and warrants will likely result in dilution of the equity represented by the then outstanding common stock held by other stockholders.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their common stock at or above the price they paid for them.

 There is currently a limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Tech 9 Inc. for the year ended May 31, 2014 with comparative period from inception (January 11, 2013) to May 31, 2013; and unaudited financial statements of the consolidated entity for the 3 and 9 month periods ended February 28, 2015 and 2014. The financial statements were prepared and presented in accordance with United States generally accepted accounting principles and are expressed in United States Dollars. The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes contained elsewhere in this Current Report, which fully represent the company’s financial condition and operations but which are not necessarily indicative of future performance. See “Cautionary Note Regarding Forward Looking Statements” for a discussion of forward-looking statements and the significance of such statements in the context of this Current Report.

All amounts within this Management’s Discussion and Analysis are expressed in United States Dollars unless otherwise noted.

The following discussion and analysis relates to the results of Tech 9 Inc., our wholly-owned subsidiary, only and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K. Please see our unaudited pro forma combined financial information of Perk International Inc. and its subsidiaries filed elsewhere in this current report. For a discussion and analysis related to the results of Perk International Inc., please see our Form 10-K for the fiscal year ended May 31, 2014 filed with the SEC on September 9, 2014, and Form 10-Q for the quarter ended November 30, 2014 filed with the SEC on January 14, 2015. The three and nine months ended February 28, 2015 and 2014 are that of the consolidated entity.

Overview

Tech 9 Inc. was incorporated on January 11, 2013 in Ontario, Canada under the Business Corporation Act. The Company is engaged in the business of digital signage network, implementation, services and solutions. The Company’s sales and services include hardware and software sales, project management, installation, implementation and monitoring services.

Recent Developments

On July 15, 2014, Tech 9 Inc. signed a letter of intent with Perk International Inc. (“Perk”) (An SEC registered shell public Company) whereby Perk is to acquire all the issued and outstanding common shares of Tech 9 Inc. in exchange for common shares of Perk.

On January 8, 2015 Tech 9 Inc. closed its share exchange with Perk whereby all the 200 common shares issued and outstanding of Tech 9 Inc. were acquired by Perk in exchange for 70,000,000 common shares of Perk.

Critical Accounting Policies

Basis of Preparation

The Company's financial statements have been prepared in accordance with United States generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions of future events that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, such as accrued liabilities and recovery value of equipment, and the reported amounts of revenues and expenses for the reporting period. Actual results may differ from those reported.

Income Taxes

Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

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Foreign Currency Translation

The Company’s functional currency is the Canadian Dollar and its presentation currency is the United States (“U.S.”) Dollar. The Company uses the “Current rate method” to translate its financial statements from Canadian Dollar into U.S. Dollars. The assets and liabilities of the Company, except for the capital, are translated into U.S. Dollars using the rate of exchange prevailing at the balance sheet date. The capital is translated at the historical rate. Adjustments resulting from the translation of the balance sheet of the Company into U.S. Dollars are recorded in stockholders' equity as part of other comprehensive income. The statement of operations is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are reflected in the statement of operations for the reporting periods.

Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists, the products have been delivered and /or installed or services have been performed; the sales price is fixed or determinable within the contract; and collectability is reasonably assured. For product sales, the Company determines that the earnings process is complete when title, risk of loss and the right to use equipment has transferred to the customer. Where the Company is contractually responsible for installation, revenue recognition occurs upon completion of the installation of equipment at a job site. Where the Company is not contractually responsible for installation, revenue recognition of these items is upon shipment or delivery to a customer location depending on the terms in the contract.

The application of ASC 605 to the Company's customer contracts requires judgment, including the determination of whether an arrangement includes multiple deliverables such as hardware, maintenance and/or other services. For contracts that contain multiple deliverables, total arrangement consideration is allocated at the inception of the arrangement to each deliverable based on the relative selling price method. The relative selling price method is based on a hierarchy consisting of vendor specific objective evidence (VSOE) (price when sold on a stand-alone basis), if available, or third-party evidence (TPE), if VSOE is not available, or estimated selling price (ESP) if neither VSOE nor TPE is available.

Comprehensive income or loss

The Company reports comprehensive income or loss in the statements of changes in stockholders’ equity. In addition to items included in net income or loss, comprehensive income or loss includes items currently charged or credited directly to stockholders’ equity such as foreign currency translation adjustment.

Income Taxes

The Company recognizes a liability or asset for deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets may not be realized.

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Financial Instruments

The Company’s financial instruments consist of account receivables, accounts payable and accrued liabilities and amounts due to related party. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the relatively short period to maturity for these instruments. The Company’s financial assets and liabilities are generally classified and measured as follows;

Assets/Liabilities	Classification	Measurement
Accounts Receivable	Loans and receivables	Amortized cost
Accounts payable and accrued liabilities	Other liabilities	Amortized cost
Customer deposit	Other liabilities	Amortized cost
Due to related party	Other liabilities	Amortized cost

The hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is divided into three levels:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 — Unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or inputs, other than quoted prices in active markets that are observable either directly or indirectly.

Level 3 — Unobservable inputs for which there is little or no market data.

Earnings (Loss) Per Share

The Company computes net loss of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recently Issued Accounting Standards

ASU 2014-15 “Presentation of Financial Statements” – Going Concern (subtopic 205-40) disclosure of uncertainties about an entity’s ability to continue as a going concern. The amendment are intended to define management’s responsibility to evaluate whether there is substantial doubt about its ability to continue as a going concern and to provide related disclosures. The amendment is effective for annual periods ending after December 15, 2016. The Company has not evaluated the impact of this amendment.

ASU 2014-13 “Consolidation (Topic 810) - Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity”. The amendments in ASU 2014-13 provide an alternative to Topic 820, Fair Value Measurement, for measuring the financial assets and the financial liabilities of a consolidated collateralized financing entity to eliminate the difference in the fair value of the financial assets of a collateralized financing entity, as determined under GAAP, when they differ from the fair value of its financial liabilities even when the financial liabilities have recourse only to the financial assets. When the measurement alternative is elected, both the financial assets and the financial liabilities of the collateralized financing entity should be measured using the more observable of the fair value of the financial assets or the fair value of the financial liabilities. The amendments clarify that when the measurement alternative is elected, a reporting entity’s consolidated net income (loss) should reflect the reporting entity’s own economic interests in the collateralized financing entity, including: (1) changes in the fair value of the beneficial interests retained by the reporting entity, and (2) beneficial interests that represent compensation for services. The amendment is effective for the annual periods beginning after December 15, 2015. The Company has not evaluated the impact if this amendment on its financial statements.

ASU 2014-12 “Compensation – Stock Compensation (Topic 718) - Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718, Compensation – Stock Compensation, as it relates to awards with performance conditions that affect vesting to account for such awards. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. The amendment is effective for periods beginning after December 15, 2015

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ASU 2014-11 “Transfers and Servicing (Topic 860) - Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures'- The amendments in ASU 2014-11 align the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. Going forward, these transactions would all be accounted for as secured borrowings. The guidance eliminates sale accounting for repurchase-to-maturity transactions and supersedes the guidance under which a transfer of a financial asset and a contemporaneous repurchase financing could be accounted for on a combined basis as a forward agreement, which has resulted in outcomes referred to as off-balance-sheet accounting. ASU 2014-11 also brings U.S. GAAP into greater alignment with IFRS for repurchase-to-maturity transactions.

The amendments in the ASU require a new disclosure for transactions economically similar to repurchase agreements in which the transferor retains substantially all of the exposure to the economic return on the transferred financial assets throughout the term of the transaction. The amendments in the ASU also require expanded disclosures about the nature of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The amendment is effective for the annual periods beginning after December 15, 2014. The Company has not evaluated the impact on its financial statements.

ASU 2014-09 “Revenue from Contracts with Customers”. The amendments in ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance, and creates a Topic 606 Revenue from Contracts with Customers. The amendment is effective for the periods beginning after December 15, 2016. The Company has not evaluated the impact of this amendment.

Going Concern

The financial statements included in our filings have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of our company as a going concern.  Tech 9 Inc.’s ability to continue as a going concern is dependent on the ability to obtain adequate financing and to reach profitable cash flow from operations. Management recognizes that Tech 9 Inc. must generate additional revenue to achieve profitable operations. Tech 9 Inc. cannot assure that it will be successful in these activities. Should any of these events not occur, its financial condition will be adversely affected.

Results of Operations for the year ended May 31, 2014 with comparative period from inception (January 11, 2013) to May 31, 2013

Revenues

	2014	2013
Sales
Products	$151,311	$280,700
Services	165,740	88,297
	317,051	368,997
Cost of sales
Products	128,507	225,735
Services	86,974	42,277
	215,481	268,012

Gross profit	101,570	100,985

The Company generated revenue of $317,051 for the period of 12 months ended May 31, 2014 as compared to revenue of $368,997 for a shorter comparative period from date of incorporation (January 11, 2013) to May 31, 2013. The cost of sales for 2014 was $215,481 (prior period $268,012) resulting in a gross profit of $101,570 (prior period $100,985). This resulted in a gross margin of 32% in 2014 as compared to a gross margin of 27% in 2013.

During the 12 months ended May 31, 2014, product sales were at $151,311 as compared to $280,700 for the 4 month period May 31, 2013. Product sales declined by about 46% during the 12 month period. We are experiencing a downward trend in our product sales and expect this to continue into 2015. There is major competition in the hardware segment thus lowering margins significantly. Customers are purchasing TVs and media players from our competitors that are offering favorable prices to our products. When bidding and quoting on larger contracts hardware is the loss leader as hardware pricing is lower margin today based on declining pricing and lower end hardware hitting the market from China.

Product sales gross margin declined to 15.1% in 2014 as compared to 19.6% in 2013. This is based on the competitive nature of the business. When bidding and quoting on larger contracts hardware is the loss leader as hardware pricing is lower margin today based on declining pricing and lower end hardware hitting the market from China. We are benefiting more from the management and software as a service model.

Conversely, service revenue increased by about 88%; from $88,297 in 2013 to $165,740 in 2014. Although product sales declined in 2014 as compared to 2013, we generated a greater gross profit due to higher revenue from services (88% increases in 2014 as compared to 2013). Service margins were higher at 47.5% of service revenue as compared to product margins at 15.1% of product sales. We are continuing to expand our management fee model in tandem with turnkey network sales as the management fee has lower overhead to operate. We believe it is a major growth area for us and we believe our services will be the primary revenue source going forward. We also believe the lower cost of sales for services will provide us higher gross profit margins going forward. We are focusing on rolling out larger networks that can take months to complete based on locations, logistics and physical start dates for network activation. We are hopeful that our service end will generate more revenue in 2015 as we are able to expand into new territories.

Since inception we have been reliant on major customers for a substantial portion of our revenues. As we grow, however, we are less and less reliant on these major customers. From our inception, we had a major client that presented viable business operations for our company. We took on this major contract and focused on the project unit completed. The “admerge deal” in 2013 represented the majority of our revenue.

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Under the admerge deal, the management fees that we invoice monthly were based on live functioning systems. Admerge was halted as a result of their software being turned off by its supplier for failure to pay for services. Once that occurred we were not managing the screens as they were not operational. Our management revenue is based on ensuring the performance and functionality of the third party software being utilized along with content creation and uploading to the specific network. We also control the system on-off features and maintenance through a remote management platform.

Admerge owed us CAD$96,000 and we accepted computer equipment to settle this debt. Advertising and Sponsorship revenue is directly related to the launch of our medical clinic model which is being launched in 2015 as part of the Admerge Media asset assumption and the partnership model we have in place with IDS Canada for provision of medical clinic systems. The relationship we have in place with Kontact media should also see us benefit under contract from 15% of sales delivered /closed by us. The sales process has begun in respect to Kontact Media. We expect that the revenue from our sales efforts will begin to be realized in the August 31, 2015 quarter and moving forward as the proposals and sales efforts initiated close. There is no basic difference between ad and sponsorship sales on either network. Sponsorships entail providing educational content sponsored by a like-minded company, for example, a diabetes wellness piece sponsored by Bayer.

Expenses

Operating expenses:	2014	2013
Consulting and professional	$208,549	$50,580
General and administrative	99,653	5,660
Depreciation	4,308	7,114
	312,510	63,354

Operating profit (loss)	(210,940)	37,631

Tech 9 Inc. incurred an operating loss of $210,940 in 2014 as compared to an operating profit for $37,631 in 2013. In 2014, the Company had a 12 month reporting period as compared to a shorter period of less than 5 month in 2013. The Company expensed management fees to its two directors for $103,559 in 2014 as compared to $23,261 in 2013. In addition, the Company incurred additional audit and legal fees in 2014 which were included in consulting and professional fees. General and administrative expense includes $28,359 written off as bad debt in 2014 (prior period $nil).

Net Income/Loss

Tech 9 incurred a net loss of $174,370 for the year ended May 31, 2014, as compared with net income of $31,798 for the shorter comparative period from inception (January 11, 2013) to May 31, 2013.

Results of Operation for the three and nine months ended February 28, 2015 and 2014

Revenues

	Three Months Ended February 28, 2015	Three Months Ended February 28, 2014	Nine Months Ended February 28, 2015	Nine Months Ended February 28, 2014
Sales
Products	$5,210	$23,263	$272,164	$141,447
Services	$39,794	$16,569	$116,799	$91,461

Cost of sales
Products	$10,724	$7,571	$145,637	$116,717
Services	$24,652	$14,707	$68,732	$65,976

Gross profit	$9,628	$17,557	$174,594	$50,215

During the three months ended February 28, 2015, product sales were at $5,210 as compared to $23,263 for the same period ended February 28, 2014. Our product sales were $272,164 for the nine months ended February 28, 2015 as compared with $141,447 for the same period ended February 28, 2014. Product sales declined in the quarter ended 2015 as compared with the same period ended 2014, despite the increase in product sales for the nine months ended 2015 over the same period ended 2014. We are experiencing a downward trend in our product sales and expect this to continue into 2015. There is major competition in the hardware segment thus lowering margins significantly. Customers are purchasing TVs and media players from our competitors that are offering favorable prices to our products. When bidding and quoting on larger contracts hardware is the loss leader as hardware pricing is lower margin today based on declining pricing and lower end hardware hitting the market from China.

Conversely, our service revenue increased in the quarter ended 2015 as compared with the same period ended 2014. During the three months ended February 28, 2015, service sales were at $39,794 as compared to $16,569 for the same period ended February 28, 2014. We are continuing to expand our management fee model in tandem with turnkey network sales as the management fee has lower overhead to operate. We believe it is a major growth area for us and we believe our services will be the primary revenue source going forward. We also believe the lower cost of sales for services will provide us higher gross profit margins going forward. We are focusing on rolling out larger networks that can take months to complete based on locations, logistics and physical start dates for network activation. We are hopeful that our service end will generate more revenue in 2015 as we are able to expand into new territories.

Since inception we have been reliant on major customers for a substantial portion of our revenues. As we grow, however, we are less and less reliant on these major customers. From our inception, we had a major client that presented viable business operations for our company. We took on this major contract and focused on the project unit completed. The “admerge deal” in 2013 represented the majority of our revenue.

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Under the admerge deal, the management fees that we invoice monthly were based on live functioning systems. Admerge was halted as a result of their software being turned off by its supplier for failure to pay for services. Once that occurred we were not managing the screens as they were not operational. Our management revenue is based on ensuring the performance and functionality of the third party software being utilized along with content creation and uploading to the specific network. We also control the system on-off features and maintenance through a remote management platform.

Admerge owed us CAD$96,000 and we accepted computer equipment to settle this debt. Advertising and Sponsorship revenue is directly related to the launch of our medical clinic model which is being launched in 2015 as part of the Admerge Media asset assumption and the partnership model we have in place with IDS Canada for provision of medical clinic systems. The relationship we have in place with Kontact media should also see us benefit under contract from 15% of sales delivered /closed by us. The sales process has begun in respect to Kontact Media. We expect that the revenue from our sales efforts will begin to be realized in the August 31, 2015 quarter and moving forward as the proposals and sales efforts initiated close. There is no basic difference between ad and sponsorship sales on either network. Sponsorships entail providing educational content sponsored by a like-minded company, for example, a diabetes wellness piece sponsored by Bayer.

Expenses

	Three Months Ended February 28, 2015	Three Months Ended February 28, 2014	Nine Months Ended February 28, 2015	Nine Months Ended February 28, 2015
Operating expenses:
Consulting and professional	$114,709	$18,591	$265,405	$128,795
General and administrative	$23,672	$25,873	$81,765	$55,774
Impairment of Property and Equipment	$39,101	-	$39,101	-
Depreciation	$6,511	-	$6,601	$1,233

Operating profit (loss)	($174,365)	($26,907)	($218,278)	($135,587)

We incurred an operating loss of $174,365 and $218,278 for the three and nine months ended February 28, 2015, respectively, as compared to an operating loss of $26,907 and $135,587 for the same periods ended 2014, respectively. For the three and nine months ended February 28, 2015, we incurred substantially more consulting and professional fees than in the same periods ended February 28, 2014. This is due to increased accounting, audit and legal fees in connection with going public. We also experienced increased operating expenses in the three and nine months ended February 28, 2015 due to the impairment of computer equipment, where we had no such equipment to impair for the same periods ended February 28, 2014.

Net Loss

We had a net loss of $151,380 for the three months ended February 28, 2015, as compared with a net loss of $26,907 for the three months ended February 28, 2014.

We had a net loss of $195,293 for the nine months ended February 28, 2015, as compared with a net loss of $125,662 for the nine months ended February 28, 2014.

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Liquidity and Capital Resources

For the year ended May 31, 2014 with comparative period from inception (January 11, 2013) to May 31, 2013

As at May 31, 2014, Tech 9 Inc. had total assets of $189,230 consisting of cash of $34,089 and accounts receivable of $155,141.  We had total liabilities of $331,103 consisting of accounts payable and accrued liabilities of $202,889, customer deposit for $92,234, due to related party for $21,181 and loan payable for $14,799.

As at May 31, 2013, Tech 9 Inc. had total assets of $242,999 consisting of cash of $12,873, accounts receivable of $185,041, deferred costs of $8,070 and equipment of $37,015.  We had total liabilities of $212,032 consisting of accounts payable and accrued liabilities of $139,896, income tax payable for $5,833, due to related party for $15,798 and obligation under capital lease for $50,505.

At May 31, 2014, Tech 9 Inc. had negative working capital of $130,276 and an accumulated deficit of $142,572.

Net cash flow from operating activities

For the year ended May 31, 2014, Tech 9 Inc. used $2,092 (prior period $400) in operating activities to fund administrative and selling activities.

Net cash flow from investing activities

For the year ended May 31, 2014, Tech 9 Inc. provided $3,499 (prior period used $419) in investing activities. The positive cash flow from investing activities in 2014 relate to insurance proceeds received on write off of equipment.

Net cash flow from financing activities

For the year ended May 31, 2014, Tech 9 Inc. provided $20,096 (prior period $14,744) in financing activities. In 2014, Tech 9 Inc, received $15,048 as term loan from a bank.

For the nine months ended February 28, 2015 and 2014

As at February 28, 2015, we had total assets of $113,721 consisting of accounts receivable of $76,343 and property and equipment of $37,378. We had total liabilities of $427,279 consisting of accounts payable and accrued liabilities of $327,813, bank indebtedness for $5,408, term loan for $2,776, compensation amounts due to related parties of $60,492 and related party payables of $22,790.

At February 28, 2015, we had negative working capital of $313,558 and an accumulated deficit of $376,778.

Net cash flow from operating activities

For the nine month period ended February 28, 2015, we used $115,400 (prior period used $55,135) in operating activities. Our net loss of $195,293 and an increase in customer deposits of $88,066 was the main components of our negative operating cash flow offset mainly by an increase in accounts payable and accrued expenses of $165,716.

Net cash flow from investing activities

Net cash used in investing activities for the nine month period ended February 28, 2015 was $2,103 for the purchase of property and equipment (prior period provided $3,449 in cash).

Net cash flow from financing activities

Net cash provided by financing activities for the nine month period ended February 28, 2015 was $85,167 (prior period provided $40,278). Our positive cash flow for this period was largely the result of advances and the exercise of warrants.

Satisfaction of Our Cash Obligations for the Next 12 Months

We have no cash as of February 28, 2015 and we have negative working capital. We have a net loss for the three and nine months ended February 28, 2015 and we have experienced losses since our inception. We are behind in our payment obligations to our accountant, audit and legal professionals. We also have accrued and unpaid management fees owing to our two directors.

In order to achieve our strategic objectives, we will need additional financing. We are therefore seeking additional funding between US$2 - $3 million to expand current DOOH networks and for immediate acquisitions. The proceeds, if obtained, will be utilized for capital equipment, acquisitions and maintaining overheads related to growth. The majority of proceeds will allocated towards TVs, Media Players and Turnkey Installations in pre-determined locations.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Off Balance Sheet Arrangements

As of February 28, 2015, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared assuming we will continue as a going concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business. We have limited operating history and have an accumulated deficit of $376,778 as of February 28, 2015. This raises substantial doubt as to our continuance as a going concern, which is dependent upon its ability to obtain adequate financing and to reach profitable cash flow from operations.

We have a working capital deficit of $342,936 and bank indebtedness of $5,408 as at February 28, 2015. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through private placements and public offering of our capital stock. These conditions raise substantial doubt about our ability to continue as a going concern. Although there are no assurances that management's plans will be realized, management believes that we will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Critical Accounting Policies

Management’s discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed consolidated financial statements. The preparation of these financial statements requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include revenue recognition, the valuation of property and equipment and contingencies. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors. Management monitors the economic conditions and other factors and will adjust such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard is effective for the Company on June 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

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DIRECTORS AND EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons became our executive officers and directors on January 8, 2015, upon the effectiveness of the Exchange, and hold the positions set forth opposite their respective names:

Name	Age	Positions and Offices Held
Robert J. Oswald	48	President, Chief Executive Officer, and Director
Louis Isabella	50	Chief Financial Officer, Treasurer and Secretary
Matthew J. O’Brien	35	Chief Technology Officer and Director
Andrew Gaudet	41	Vice President

Our directors hold office for one-year terms or until their successors have been duly elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Robert J. Oswald has spent the past 27 years developing and operating Medical Clinics, Hearing Health Care Centers and DOOH networks globally. Mr. Oswald was a founder of both HearAtlast the Hearing Store and the Hearing News Network. From March 2013 to present, Mr. Oswald has been the CEO of Tech 9 Inc. From 2004-2013 he was the President, Executive Vice President and Founder of HearAtlast and the Hearing News Network Inc. Mr. Oswald has developed private label DOOH networks for major retail hearing healthcare providers under the trade names; Beltone Hearing Network The HearUSA Wellness Network and on vehalf of Siemens Hearing Healthcare, Unitron and Rexton.

Louis Isabella is a partner in the chartered accounting firm of Allain, Isabella & Mclean LLP. Prior to this, Mr. Isabella spent the past 20 years as a partner in both small and mid-size public accounting firms after establishing his own practice for about nine years. Mr. Isabella has significant expertise in providing accounting and tax services for small-business clients and has assisted many clients over the years in the areas of business development, expansion, financing and succession planning. Mr. Isabella has been the CFO of Tech 9, Inc. since March 2013. From 2009 – 2011 Mr. Isabella was a partner at Evans Martin LLP. From 1998 - 2009 Mr. Isabella had his own private public accounting practice.

Matthew J. O’Brien is an innovative hands-on technical leader in Digital Signage. Mr. O’Brien’s expertise includes leading teams in network management and hardware infrastructure, with particular emphasis on overall system architecture and design of large scale, high performance systems leading to maintainable, extensible solutions, which meet customer expectations. Mr. O’Brien has been an independent consultant to the DOOH industry for the past 7 years, where he developed and created relationships in Digital Signage. From March of 2013 to present Mr. O’Brien was the founder and Chief Technology Officer Tech 9, Inc. From 2007 - 2012 Mr. O’Brien has been an independent consultant for the Digital Signage Industry. From 2003 - 2007 Mr. O’Brien was a Systems Analyst at Lunarstorm Technology in Guelph, Ontario.

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Andrew Gaudet has an extensive background in the financial services industry, going back more than fifteen years. His expertise includes working in Europe, Asia, Latin America and the Caribbean where his experience has included working with high-net-worth clients, investors and companies. Mr. Gaudet is currently only employed with our company. From 2012 to 2013, Mr. Gaudet was a Senior Associate for Phoenix Capital Partners Inc., a company based in Toronto, Ontario in the business of corporate finance, bridge and mezzanine financing. From 2010 to 2012, Mr. Gaudet was Vice President of Business Development for Seaquest Global Corporation, a company based in Toronto, Ontario in the business of corporate finance. From 2009 to 2010, Mr. Gaudet was Director of Business Development for Bishops Legal in the Turks and Caicos Islands, where he managed all business development and marketing activities for a law firm providing services in the areas of real estate law, corporate law, complex litigation, trusts and international taxation. From 2003 to 2009, Mr. Gaudet was Managing Director of Marketing and Business Development for Richmond Consultants, Ltd., a corporate consulting company firm that created custom structures for development and investment projects in the Turks and Caicos Islands where he managed the company’s sales and marketing team.

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

Except as follows, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

From 2010 to 2012, Mr. Andrew Gaudet was Vice President of Business Development for Seaquest Global Corporation (“Seaquest”), a company based in Toronto, Ontario in the business of corporate finance.

In November 2011, Seaquest initiated bankruptcy proceedings in order to obtain creditor protection from their investors as Sequest claimed it was unable to pay its creditors after amassing a debt of $75 million owed to approximately 70 creditors.

In February of 2012, the Office of the Superintendent of Bankruptcy (OSB) referred the matter to the Royal Canadian Mounted Police (RCMP) who launched an investigation into Seaquest’s activities. It is alleged that Seaquest collected $92 million dollars from investors with the promise rates of returns up to 36%. However, it is also alleged that the money was not invested but instead put into a Ponzi scheme, where new investor funds were used to pay old investors. The previous investors were then convinced to re-invest those returns.

As a result of this investigation, Mr. Gaudet has been charged under the Criminal Code (CC) with Fraud Over $5,000.00, Money Laundering, and Commission of offence for Criminal Organization.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Michael Richard Hawthorne, at the address appearing on the first page of this Current Report.

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Code of Ethics

As of May 30, 2014, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

The Company presently not does have employment agreements with its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers. Due to financial constraints typical of those faced by start-up business, the company has not paid any cash and/or stock compensation to its named executive officers.

Summary Compensation

The following table sets forth, for the last two fiscal years and interim period, the compensation earned by our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)

Robert J. Oswald President, CEO and Director(1)	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	50,572 11,845	50,572 11,845

Louis Isabella CFO, Secretary and Treasurer(1)	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Matthew J. O’Brien9(1)	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	52,987 11,845	52,987 11,845

Andrew Gaudet Vice President and Former Chairman, CEO, President and Director	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Leon Golden Former CFO, Secretary and Director	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)	Represents compensation earned as an officer for Tech 9, Inc. Mr. Oswald received $11,846 on his consulting agreement in 2013 and received $50,572 on his consulting agreement in 2014. Mr. O’Brien received $11,846 on his consulting agreement in 2013 and $52,987 on his consulting agreement in 2014. The difference between the contractual amount in each of Messrs. Oswald and O’Brien’s consulting agreements and the actual amounts they received has been revised by amendments to the consulting agreements with Messrs. Oswald and O’Brien, as described below.

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Narrative to Summary Compensation Table

Effective May 1, 2013, the Company executed agreements with Robert Oswald and Matthew O’Brien to pay each director annual compensation as follows:

CAD$144,000 in the first year along with bonus at the rate of 1.5% of net sales and 100 common shares in the Company;

CAD $188,000 in the second year along with bonus at the rate of 1.5% of net sales;

CAD $225,000 in the third year along with bonus at the rate of 1.5% of net sales;

CAD $275,000 in the fourth year along with bonus at the rate of 1.5% of net sales;

CAD $315,000 in the fifth year along with bonus at the rate of 1.5% of net sales

The agreements provide for compensatory damages for early termination without cause.

On January 8, 2015, in connection with amendments to their respective consulting agreements, management of Tech 9 agreed to revise their consulting fees to better reflect the value of their services contributed to the company. During the year ended May 31, 2014, we expensed management fees for $103,559 (CAD $110,425) to two directors ((Robert Oswald US 50,572 (CAD $53,925) and Matt O’Brien US$52,987 (CAD $56,500)) of which $0 was owed as of May 31, 2014.

Both executives concluded that they should not receive the compensation set forth in their respective agreements with Tech 9 as a result of a diminution in workload after the loss of a major order with the company. The executives reduced their compensation to that set forth in the above Summary Compensation Table for 2014 to better reflect the work required of them through May 31, 2014. The decline of a major order (known as “the admerge media order”) and the accompanying lost revenue from that order resulted in a dramatic reduction in time and services required against their projected earnings in their respective consulting agreements. As a result, management decided to revise their compensation for that stated in the Summary Compensation Table for 2014.

The amendments also revised the compensation payable for the quarter ended November 30, 2014 as well. During the three month period ended November 30, 2014, we expensed management fees for $45,992 (CAD $49,820) to two directors of the Company ((Robert US $24,298 (CAD $26,320) and Matt US $21,694 (CAD $23,500)).

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future.

As of May 31, 2014, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below and in the section “Executive Compensation” above, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

During 2013, we expensed management fees for $11,845 (CAD $12,000) to Robert Oswald of which $11,845 was owed as of May 31, 2013 and included in accounts payable and accrued liabilities. During 2014, we expensed management fees for $50,572 (CAD $53,925) to Mr. Oswald of which $nil was owed as of May 31, 2014 and included in accounts payable and accrued liabilities. During the quarter ended February 28, 2015, we expensed management fee of $_________ (CAD $_________) to Mr. Oswald of which $nil (CAD $nil) was owed as of February 28, 2015 and included in accounts payable and accrued liabilities.

During 2013, we expensed management fees for $11,846 (CAD $12,000) to Matthew O’Brien of which $nil was owed as of May 31, 2013 and included in accounts payable and accrued liabilities. During 2014, we expensed management fees for $52,987 (CAD $56,500) to Mr. O’Brien of which $nil was owed as of May 31, 2014 and included in accounts payable and accrued liabilities. During the quarter ended February 28, 2015, we expensed management fee of $___________ (CAD $___________) to Mr. O’Brien of which $nil (CAD $nil) was owed as of February 28, 2015 and included in accounts payable and accrued liabilities.

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The Company recorded revenue of $28,359 (CAD $30,239) being sales to an entity in which Robert Oswald had an interest. As of May 31, 2014, the receivable of $28,359 (CAD $30,239) from this entity was written off as bad debts.

As of February 28, 2015, we have loans payable to Matthew O’Brian for $__________ (CAD $_________) and Robert Oswald for $_________ (CAD $_________) for a total of $_______ (CAD $__________). These loans are unsecured, free of interest and due on demand.

For the quarter ended February 28, 2015, we expensed fee of $_________ (CAD $__________) as consulting fees to a partnership in which Louis Isabella (CFO) is a partner. As of November 30, 2013, the entire amount expensed was payable and included in accounts payable and accrued liabilities.

During the quarter ended February 28, 2015, we paid lease rent of $__________ (CAD $__________) for use of office space in Toronto, Canada, to a partnership in which Louis Isabella (CFO) is a partner.

We have a loan payable to Mr. O’Brien under an oral agreement of $21,181 from a company owned by him and is unsecured, free of interest and due on demand.

On January 8, 2015, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our former officers and directors, Andrew Gaudet and Leon Golden. Pursuant to the Agreement, we transferred all assets related to our prior business to these former officers and directors. In exchange for this assignment of assets, they agreed to assume and cancel all liabilities relating to our former business and cancel their collective 45,000,000 shares.

Further, Mr. Golden provides us with office space free of charge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Exchange (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of April 17, 2015.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o Perk International, Inc., 5401 Eglinton Avenue West Suite 205 Toronto, Ontario Canada M9C 5K6.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)

Robert J. Oswald	Common	35,000,000	35%
Matthew J. O’Brien	Common	35,000,000	35%
Louis Isabella	Common	0	-
Andrew Gaudet	Common	0	-
All executive officers and directors as a group (4 persons)	Common Stock	70,000,000	70%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 8, 2015 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 100,199,798 shares issued and outstanding on April 17, 2015.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.0001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share. Prior to the Exchange, there were 75,133,132 shares of common stock issued and outstanding. In connection with the Exchange, the Company issued (i) 70,000,000 shares of common stock in exchange for the issued and outstanding shares of common stock of Tech 9, and (ii) cancelled 45,000,000 shares held by Andrew Gaudet and Leon Golden. The outstanding shares of common stock are validly issued, fully paid and non-assessable. There are no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We issued 30,000,000 stock warrants in connection with the issuance of common stock. On April 3, 2014 the exercise price for all the outstanding warrants was revised from $0.25 to $0.15 per share.

During the year ended May 31, 2014, 66,666 warrants were exercised at $0.15 per share, resulting in 66,666 shares of common stock being issued for $10,000 in cash.

During the fiscal quarter ended August 31, 2014, 46,666 warrants were exercised at $0.15 per share, resulting in 46,666 shares of common stock being issued for $7,000 in cash.

During the fiscal quarter ended November 30, 2014, 23,333 warrants were exercised at $0.15 per share, resulting in 23,333 shares of common stock being issued for $3,000 in cash and a receivable of $500.

During the fiscal quarter ended February 28, 2015, 66,666 warrants were exercised at $0.15 per share, resulting in 66,666 shares of common stock being issued for $10,000 in cash.

There are 29,796,669 stock warrants remaining as of February 28, 2015. The remaining warrants will expire on September 30, 2017.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted under the symbol “PRKI” on the OTCPink operated by OTC Markets Group, Inc. Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCPink. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending May 31, 2014
Quarter Ended	High $	Low $
May 31, 2014	.05	.01
February 28, 2014	n/a	n/a
November 30, 2013	n/a	n/a
August 31, 2013	n/a	n/a

Fiscal Year Ending May 31, 2015
Quarter Ended	High $	Low $
May 31, 2015	n/a	n/a
February 28, 2015	n/a	n/a
November 30, 2014	.2201	.05
August 31, 2014	.30	.05

On February 19, 2015, the last sales price per share of our common stock on the OTCPink was $0.15.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

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These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

As of April 17, 2015, we had 100,199,798 shares of common stock issued and outstanding held by 23 shareholders of record.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares issued in the Exchange were exempt from registration as they were issued in a private offering under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The two investors that acquired the shares were both accredited investors. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Exchange, Mr. Golden resigned as an officer and director of the Company and Mr. Gaudet resigned as President, CEO and a director of the Company, but was appointed as Vice President. Robert J. Oswald was appointed as Chief Executive Officer and President, Louis Isabella was appointed Chief Financial Officer, Secretary and Treasurer, and Matthew J. O’Brien was appointed as Chief Technology Officer. Simultaneous with the closing, Messrs. Oswald and O’Brien were appointed as members of our board of directors.

Item 5.06 Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Following the consummation of the Exchange describer in Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Audited Financial Statements of Tech 9.
Unaudited Financial Statements of Tech 9

(b)	Pro forma financial information.
Pro forma financial statements

(d)	Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Share Exchange Agreement, dated January 8, 2015(2)
2.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated January 8, 2015(3)
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
10.1	Consulting Agreement, dated May 1, 2013(2)
10.2	Consulting Agreement, dated May 1, 2013(2)
10.3	Amendment No. 1 to Consulting Agreement, dated February 20, 2015(3)
10.4	Amendment No. 1 to Consulting Agreement, dated February 20, 2015(3)
10.5	Description of Matt O’Brien Loan(3)
99.1	Balance sheets of Tech 9 as of May 31, 2014 and 2013 and the related statements of operations, statements of shareholder’s deficit and cash flows for the years ended May 31, 2014 and 2013(2)
99.2	Balance sheets of consolidated Perk International and Tech 9 as of February 28, 2015 and May 31, 2014 and the related statements of operations and cash flows for the three and nine months ended February 28, 2015 and 2014(4)
99.3	Pro forma financial information for May 31, 2014(2)

(1)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on June 21, 2013.
(2)	Incorporated by reference on the Current Report on Form 8-K filed on January 9, 2015.
(3)	Incorporated by reference on the Current Report on Form 8-K/A filed on February 24, 2015.
(4)	Incorporated by reference on the Quarterly Report on Form 10-Q filed on April 20, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perk International, Inc.

By:	/s/ Robert J. Oswald
Robert J. Oswald
Date:	April 29, 2015

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